UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     January 15, 2013

     BRISTOL ENERGY FUND L.P.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-52602 (Commission File Number)	20-2718952 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement.

Effective January 15, 2013, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and the registrant terminated the advisory agreement dated April 3, 2006 (the “Advisory Agreement”), with SandRidge Capital, L.P. (“SandRidge”), pursuant to which SandRidge managed the registrant’s assets.  The General Partner terminated the Advisory Agreement because SandRidge is no longer trading on behalf of the registrant.  SandRidge served as the sole advisor to the registrant since the registrant’s inception.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL ENERGY FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By
Walter Davis
      President and Director

Date:  January 18, 2013

January 18, 2013

VIA EDGAR

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:           BRISTOL ENERGY FUND L.P.
Current Report on Form 8-K

Ladies and Gentlemen:

On behalf of Bristol Energy Fund L.P. and pursuant to Rule 13a-11 promulgated by the Securities and Exchange Commission (the “Commission”), we transmit herewith for filing with the Commission via EDGAR a Current Report on Form 8-K pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Should members of the Commission’s staff have any questions or comments with respect to this filing, please contact the undersigned at (212) 296-1292.

Very truly yours,

Damian George

cc:  Todd Hand, Esq. (Morgan Stanley Smith Barney LLC)
Rita M. Molesworth, Esq. (Willkie Farr & Gallagher LLP)
James E. Lippert, Esq. (Willkie Farr & Gallagher LLP)